UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): March 9, 2006

DEVCON INTERNATIONAL CORP.

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-07152	59-0671992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 South Federal Highway, Suite 500

Boca Raton, Florida 33432

(Address of principal executive office)

Registrant’s telephone number, including area code: (561) 955-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 3, 2006, Devcon International Corp. (“Devcon”) received an unsolicited letter from Michael H. Brauser indicating that Mr. Brauser was prepared to offer to acquire, either directly or through an appropriate acquisition entity formed for such purpose, all of the outstanding stock of Devcon for $11.00 per share. A copy of the letter was filed with the SEC on Schedule 13D by Mr. Brauser on March 7, 2006. Mr. Brauser reported in this SEC filing that he beneficially owns 7.2% of Devcon’s common stock. Richard C. Rochon, Chairman of Devcon’s Board of Directors, discussed this offer with Devcon’s Board of Directors. On March 9, 2006, the Company advised Mr. Brauser that it would not pursue the offer. Devcon has spent considerable time, effort and resources building a management team, making acquisitions in its electronic security division and developing a business plan and presently intends to continue to implement its business plan, which it believes to be in the best interests of Devcon and its shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVCON INTERNATIONAL CORP.

Dated: March 15, 2006	By:	/s/ Stephen J. Ruzika
Stephen J. Ruzika
Chief Executive Officer & President